Diodes Incorporated Reports Record Third Quarter Financial Results

Record revenue up 13.7 percent YOY to $105.3 million
Record net income up 26.1 percent YOY to $16.1 million

DALLAS, TEXAS - November 1, 2007 -- Diodes Incorporated (Nasdaq:DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, today reported record financial results for the third quarter ended September 30, 2007.

Third Quarter Highlights:

•	Revenues increased 13.7 percent year-over-year and 9.3 percent sequentially to a record $105.3 million

•	Gross profit margin increased 50 basis points sequentially to 32.4 percent

•	Net income increased 26.1 percent year-over-year to a record $16.1 million

•	Adjusted net income increased to a record $17.1 million, or $0.40 per share, up from $14.2 million, or $0.33 per share on a stock split-adjusted basis, in the third quarter of 2006

Revenues for the third quarter of 2007 increased 13.7 percent to a record $105.3 million, compared to $92.6 million reported in the third quarter of 2006. Sequentially, revenues were 9.3 percent higher than the second quarter of 2007 due to a 7 percent increase in units sold and a 2 percent increase in average selling price.

Gross profit for the third quarter of 2007 increased 11.3 percent to $34.2 million, or 32.4 percent of revenue, as compared to $30.7 million, or 33.2 percent of revenue in the prior-year quarter and 31.9 percent in the second quarter of 2007.

Commenting on the quarter, Dr. Keh-Shew Lu, President and CEO of Diodes Incorporated, said, “The third quarter marks another record quarter of revenues for Diodes, which was further highlighted by a 26 percent year-over-year improvement to the record bottom line. Market share for our discrete products was at an all time high driven by continued gains in Asia and Europe. Additionally, our strategic initiatives targeting our analog business as well as our aggressive new product introductions, that target the high growth electronics markets, continue to deliver positive results, which have consistently outperformed the industry. We believe that our continued focus on revenue expansion, combined with increased scale and cost efficiencies, will result in sustainable, profitable growth for the Company.”

Third quarter net income was a record $16.1 million, or $0.38 per diluted share, compared to $12.8 million, or $0.30 on a split-adjusted basis, in the third quarter of 2006 and $12.2 million, or $0.29 per share on a split adjusted basis, in the prior quarter.

Adjusted net income for the third quarter of 2007, which primarily excludes $1.3 million SFAS 123R stock option expense, was a record $17.1 million, or $0.40 per share, an increase of 20.8 percent compared to the $14.2 million, or $0.33 per share on a split adjusted basis, reported in the year-ago quarter and an increase of 14.2 percent compared to the $15.0 million, or $0.35 per share on a split adjusted basis, reported in the second quarter of 2007.

On July 10, 2007, the Company announced a 3-for-2 stock split in the form of a 50 percent stock dividend payable on July 30 to stockholders of record on July 20; therefore, in accordance with GAAP financial reporting, the split-adjusted earnings per share is reflected on the income statement included herein.

At September 30, 2007, Diodes had approximately $363 million in total cash and short-term investments, $436 million in working capital, $238 million in long-term debt (including the convertible note), and unused and available credit facilities of $52 million.

Product and Market Highlights
“During the quarter, we continued to make notable progress with our new product road map in discrete, analog and hall sensors,” stated Mark King, Senior Vice President of Sales and Marketing. “In Asia in particular, there was a broad-based advance in key end equipment of notebook computers, digital audio players, LCD TVs and set-top boxes. In Europe, our revenues reached a new record, and we believe this market will continue to be a growth driver for Diodes in the coming year. In terms of overall design activity, it was another strong quarter with multiple design wins at 80 accounts globally. Global design wins and in-process activity is centered around several of our new products, including hall sensors for cell phones and notebooks.”

During the quarter, Diodes introduced several new products that included the AP1533 high efficiency DC-DC buck converter as well as several breakthrough 300-volt Super Barrier Rectifiers. Additionally, the Company expanded its SOT-223 line with the release of 19 medium power bipolar junction transistors, which served as an example of Diodes’ ability to leverage its analog package capabilities in order to further broaden the discrete product line.

Most recently, Diodes continued to make progress towards focusing its analog line more towards mobility and portability with the introduction of its first high efficiency charge pump white LED driver for small size LCD display panels found in cellular phones, PDAs, and smart phones, as well as other portable electronic devices. This product is a first of a new series that will address the portable display market, which complements the Company’s existing analog power, Hall sensors and discrete product solutions.

Business Outlook
"As we look to the fourth quarter, we are projecting an increase in revenue to a range of $106 to $109 million with continued sequential gross profit margin improvement in the range of 60 to 110 basis points,” stated Dr. Lu. “We expect to accelerate new product introductions in the fourth quarter and into 2008 and further expand our market share in both the discrete and analog markets. We believe that our focus on the high volume, high growth electronics markets combined with our manufacturing efficiencies and cross-selling synergies will continue to deliver consistent profitable growth for Diodes.”

Conference Call
Diodes will host a conference call on Thursday, November 1, 2007 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its third quarter 2007 financial results. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor section of Diodes' website at http://www.diodes.com. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes' website for approximately 60 days.

About Diodes Incorporated
Diodes Incorporated (NASDAQ:DIOD), an S&P SmallCap 600 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, serving the consumer electronics, computing, communications, industrial and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, power management devices including DC-DC switching and linear voltage regulators, amplifiers and comparators, and Hall-effect sensors. The Company has its corporate offices in Dallas, Texas, with a sales, marketing, engineering and logistics office in Southern California; design centers in Dallas, San Jose and Taipei; a wafer fabrication facility in Missouri; two manufacturing facilities in Shanghai; a fabless IC plant in Hsinchu Science Park, Taiwan; engineering, sales, warehouse and logistics offices in Taipei and Hong Kong, and sales and support offices throughout the world. With its recent asset acquisition of APD Semiconductor, a privately held U.S.-based fabless semiconductor company, Diodes acquired proprietary SBR® technology. Diodes, Inc.'s product focus is on high-growth end-user equipment markets such as TV/Satellite set-top boxes, portable DVD players, datacom devices, ADSL modems, power supplies, medical devices, wireless notebooks, flat panel displays, digital cameras, mobile handsets, DC to DC conversion, wireless 802.11 LAN access points, brushless DC motor fans, and automotive applications. For further information, including SEC filings, visit the Company's website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: continued focus on revenue expansion, combined with increased scale and cost efficiencies will result in sustainable profitable growth; we can continue to make progress with our new product road map; Europe will continue to be a growth driver; we will be able to leverage our packaging capabilities; we will realize revenue growth and gross profit margin improvement; we will continue to accelerate new product introductions and expand our market share. Potential risks and uncertainties include, but are not limited to, such factors as the introduction and market reception to new product announcements, fluctuations in product demand, the introduction of new products, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, successful integration of acquired companies and/or assets, the Company’s ability to successfully make additional acquisitions, risks of foreign operations, availability of tax credits, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports, and SEC filings are available at the Company's website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

Company Contact: Carl Wertz Chief Financial Officer Diodes, Inc. (805) 446-4800 carl_wertz@diodes.com	Investor Contact: Leanne Sievers EVP, IR Shelton Group (949) 224-3874 lsievers@sheltongroup.com

CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOW

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine months ended
	September 30,		September 30,
	2006	2007	2006	2007

Net sales	$ 92,575	$ 105,264	$ 248,876	$ 293,567
Cost of goods sold	61,879	71,112	166,532	199,214

Gross profit	30,696	34,152	82,344	94,353

Selling, general and administrative	11,825	14,607	34,883	40,682
expenses
Research and development expenses	1,941	3,554	5,985	9,654
Restructuring costs and fixed asset impairment	32	-	152	1,770
Total operating expenses	13,798	18,161	41,020	52,107

Income from operations	16,898	15,991	41,324	42,246

Other income (expense)
Interest income	1,069	4,712	2,807	13,032
Interest expense	(89)	(1,706)	(363)	(5,127)
Other	(1,563)	(13)	(1,699)	(70)
	(583)	2,993	745	7,835

Income before income taxes and minority interest	16,315	18,984	42,069	50,081
Income tax provision	(3,212)	(2,243)	(7,778)	(7,122)

Income before minority interest	13,103	16,741	34,291	42,959

Minority interest in joint venture earnings	(333)	(640)	(824)	(1,601)

Net income	$ 12,770	$ 16,101	$ 33,467	$ 41,358

Earnings per share
Basic *	$ 0.33	$ 0.40	$ 0.87	$ 1.05
Diluted *	$ 0.30	$ 0.38	$ 0.80	$ 0.98

Number of shares used in computation
Basic *	38,530	39,845	38,280	39,430
Diluted *	42,229	42,445	42,083	42,099

* Adjusted for the effect of a 3-for-2 stock split in July 2007.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine months ended
	September 30,		September 30,
	2006	2007	2006	2007

Net income	$ 12,770	$ 16,101	$ 33,467	$ 41,358
Adjustments to reconcile net income
to adjusted net income:
Stock option expense
included in cost of goods sold:	133	59	399	219
Stock option expense
included in selling and general
administrative expenses:	1,355	1,173	4,112	3,680
Stock option expense
included in research and
development expenses:	146	112	439	355

Total stock option expense	1,634	1,344	4,950	4,254

Restructuring costs	-	-	-	1,770

Other adjustments	-	55	-	95

Income tax benefit related to
stock option expense, restructuring costs and other adjustments	228	344	661	1,150

Adjusted net income	$ 14,176	$ 17,156	$ 37,756	$ 46,327

Diluted shares used in computing
earnings per share	42,229	42,445	42,083	42,099
Incremental shares considered
to be outstanding: *	749	832	746	1,056
Adjusted diluted shares used in computing
Adjusted earnings per share	42,978	43,277	42,829	43,155

Adjusted earnings per share
Basic *	$ 0.37	$ 0.43	$ 0.99	$ 1.17
Diluted *	$ 0.33	$ 0.40	$ 0.88	$ 1.07

* Adjusted for the effect of a 3-for-2 stock split in July 2007.

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Our management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in evaluating companies in our industry. In addition, our management believes that EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, our management uses EBITDA as a measure to evaluate the performance of our business. However, EBITDA is not a recognized measurement under generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as a tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended
	September 30,
	2006	2007

Net Income	$ 12,770	$ 16,101
Plus:
Interest expense, net	(980)	(3,316)
Income tax provision	3,212	2,243
Depreciation and amortization	4,383	7,391
EBITDA	$ 19,385	$ 22,419

	Nine Months Ended
	September 30,
	2006	2007

Net Income	$ 33,467	$ 41,359
Plus:
Interest expense, net	(2,445)	(8,846)
Income tax provision	7,778	7,122
Depreciation and amortization	14,053	20,417
EBITDA	$ 52,853	$ 60,052

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEET

ASSETS
(in thousands, except share data)

	December 31,	September 30,
	2006	2007
CURRENT ASSETS		(unaudited)

Cash and cash equivalents	$ 48,888	$ 45,144
Short-term investments	291,008	317,726
Total cash and short-term investments	339,896	362,870

Accounts receivable
Customers	72,175	82,779
Related parties	6,147	7,186
	78,322	89,965
Less: Allowance for doubtful receivables	(617)	(485)
	77,705	89,480

Inventories	48,202	48,379
Deferred income taxes, current	4,650	8,195
Prepaid expenses and other current assets	8,393	10,778

Total current assets	478,846	519,702

PROPERTY, PLANT AND EQUIPMENT, at cost, net
of accumulated depreciation and amortization	95,469	119,218

DEFERRED INCOME TAXES, non current	5,428	6,735

OTHER ASSETS
Intangible assets	10,669	9,842
Goodwill	25,030	25,018
Other	6,697	6,387

TOTAL ASSETS	$ 622,139	$ 686,902

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS’ EQUITY

(in thousands, except share data)
	December 31,	September 30,
	2006	2007
		(unaudited)

CURRENT LIABILITIES
Line of credit	$ -	$ 920
Accounts payable
Trade	40,030	37,198
Related parties	12,120	13,383
Accrued liabilities	24,966	26,580
Income tax payable	3,433	3,355
Long-term debt, current portion	2,802	2,111
Capital lease obligations, current portion	141	144

Total current liabilities	83,492	83,691

LONG-TERM DEBT, net of current portion
2.25% convertible senior notes due 2026	230,000	230,000
Others	7,115	6,125

CAPITAL LEASE OBLIGATIONS, net of current portion	1,477	1,363
OTHER LONG-TERM LIABILITIES	1,101	5,610
MINORITY INTEREST IN JOINT VENTURE	4,787	6,389

Total liabilities	327,972	333,178

STOCKHOLDERS' EQUITY
Preferred stock - par value $1.00 per share;
1,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock - par value $0.66 2/3 per share;
70,000,000 shares authorized; 38,941,901 and 39,962,300
shares issued at December 31, 2006
and September 30, 2007, respectively (1)	17,308	26,642
Additional paid-in capital	113,449	124,155
Retained earnings	162,802	202,205
Accumulated other comprehensive gain	608	722

Total stockholders' equity	294,167	353,724

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 622,139	$ 686,902

(1) Adjusted for the effect of a 3-for-2 stock split in July 2007 (Note O)